UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 30, 2009
FX REAL ESTATE AND ENTERTAINMENT INC.
(Exact name of registrant as specified in charter)

Delaware	001-33902	36-4612924
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

	650 Madison Avenue	10022
	New York, New York	(Zip Code)
(Address of principal
executive offices)
Registrant’s telephone number, including area code: (212) 838-3100

(Former Name or Former Address, if
Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
INDEX TO EXHIBITS
EX-10.1
EX-10.2

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On April 30, 2009, FX Real Estate and Entertainment Inc. (the “Company”) entered into employment separation agreements and releases with Barry A. Shier, a director and the Chief Operating Officer of the Company and the Chief Executive Officer of the Company’s Las Vegas subsidiaries, and Brett Torino, the Chairman of the Company’s Las Vegas Division, each of which agreements shall become effective on May 8, 2009 (the “Effective Date”), unless rescinded before then by the applicable executive.
     The Company entered into these agreements with Messrs. Shier and Torino because of its inability to continue to pay salary and other compensation to Messrs. Shier and Torino under their employment agreements with the Company due to the Company’s deteriorating financial condition and its Las Vegas subsidiaries’ continuing default under the $475 million mortgage loan secured by the their Las Vegas property.
     Mr. Shier’s employment separation agreement and release is described below and hereinafter referred to as the “Shier Agreement” and Mr. Torino’s employment separation agreement and release is described below and hereinafter referred to as the “Torino Agreement.”
     Under the terms of the Shier Agreement, effective as of the Effective Date, Mr. Shier has resigned from all positions, including those stated above, with the Company and its subsidiaries and his employment agreement with the Company dated as of December 31, 2007 has terminated. Under the terms of the Shier Agreement, Mr. Shier is entitled to the following severance payments and benefits as of the Effective Date:
•	a contingent severance payment in an amount equal to 2% of any future net proceeds or fees received by the Company and/or the Company’s subsidiary FX Luxury, LLC (“FX Luxury”) from the sale and/or development of the Las Vegas properties owned by the Company’s Las Vegas subsidiaries, up to a maximum of $600,000, provided that such 2% may be increased (but not the maximum amount of $600,000) in the event the Company enters into an equivalent severance arrangement with either its President or Executive Vice President, both of whom are still employed by the Company, that provides for a percentage greater than 2%;

•	COBRA health insurance for a period of three calendar months after the Effective Date to continue the same health insurance benefits that he and his covered dependents enjoy on the Effective Date;

•	continued coverage under the Company’s directors and officers liability insurance policy in effect on the Effective Date until such policy ceases to be in effect;

•	a grant on the Effective Date of immediately exercisable incentive stock options to purchase up to 1,000,000 shares of the Company’s common stock at an exercise price equal to the fair market value, as determined under the Company’s

2007 Executive Equity Incentive Plan, of a share of the Company’s common stock on the Effective Date; and
•	the retention of previously granted and vested stock options to purchase up to 750,000 shares of the Company’s common stock at an exercise price of $10.00 per share.
     Under the terms of the Shier Agreement, Mr. Shier has been released from his one year post-employment non-competition covenant contained in his employment agreement, and he has agreed, upon reasonable advance notice from the Company, to provide consulting services to the Company and its subsidiaries at an hourly rate of $750 and upon such other terms and conditions as may be mutually agreed upon by the parties.
     The Shier Agreement contains customary mutual releases, cooperation and non-disparagement provisions.
     Under the terms of the Torino Agreement, effective as of the Effective Date, Mr. Torino has resigned from all positions, including that stated above, with the Company and its subsidiaries and his employment agreement with the Company dated as of December 31, 2007 has terminated. Under the terms of the Torino Agreement, Mr. Torino is entitled to the following severance payments and benefits as of the Effective Date:
•	a contingent severance payment in an amount equal to 2% of any future net proceeds or fees received by the Company and/or FX Luxury from the sale and/or development of the Las Vegas properties owned by the Company’s Las Vegas subsidiaries, up to a maximum of $84,375, provided that such 2% may be increased (but not the maximum amount of $84,375) in the event the Company enters into an equivalent severance arrangement with either its President or Executive Vice President, both of whom are still employed by the Company, that provides for a percentage greater than 2%;

•	COBRA health insurance for a period of three calendar months after the Effective Date to continue the same health insurance benefits that he and his covered dependents enjoy on the Effective Date;

•	continued coverage under the Company’s directors and officers liability insurance policy in effect on the Effective Date until such policy ceases to be in effect; and

•	the retention of previously granted and vested stock options to purchase up to 80,000 shares of the Company’s common stock at an exercise price of $20.00 per share.
     Under the terms of the Torino Agreement, Mr. Torino has agreed, upon reasonable advance notice from the Company, to provide consulting services to the Company and its subsidiaries upon such terms and conditions as may be mutually agreed upon by the parties.
     The Torino Agreement contains customary mutual releases, cooperation and non-disparagement provisions.

     The foregoing descriptions of the Shier Agreement and the Torino Agreement are not complete and are qualified in their entireties by reference to the complete text of the Agreements, copies of which are filed herewith as Exhibits 10.1 and 10.2 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

Exhibit No.	Description

10.1	Employment Separation Agreement and Release entered into April 30, 2009 by and between FX Real Estate and Entertainment Inc. and Barry A. Shier

10.2	Employment Separation Agreement and Release entered into April 30, 2009 by and between FX Real Estate and Entertainment Inc. and Brett Torino

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FX REAL ESTATE AND ENTERTAINMENT INC.
By:	/s/ Mitchell J. Nelson
	Name:	Mitchell J. Nelson
	Title:	Executive Vice President, General Counsel and Secretary

DATE: April 30, 2009

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Employment Separation Agreement and Release entered into April 30, 2009 by and between FX Real Estate and Entertainment Inc. and Barry A. Shier

10.2	Employment Separation Agreement and Release entered into April 30, 2009 by and between FX Real Estate and Entertainment Inc. and Brett Torino